Filed Pursuant to Rule 424(b)(5)
Registration No. 333-214162

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
3.000% Senior Notes due 2023	$350,000,000	99.943%	$349,800,500	$40,542

(1)	Pursuant to Rule 457(r), the total registration fee for this offering is $40,542.

Prospectus supplement

(To Prospectus dated October 18, 2016)

Lennox International Inc.

$ 350,000,000 3.000% Notes due 2023

Interest payable May 15 and November 15

Issue Price: 99.943%

We are offering $350,000,000 principal amount of our 3.000% notes due 2023, which we refer to in this prospectus supplement as the “notes.”

Interest will accrue on the notes from November 3, 2016 and we will pay interest on the notes semi-annually on May 15 and November 15 of each year, beginning May 15, 2017. The notes will mature on November 15, 2023 and will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may redeem the notes, in whole or in part, at any time and from time to time prior to their maturity at the redemption prices set forth under “Description of the notes and guarantees—Optional redemption.” If we experience a Change of Control Triggering Event (as defined under “Description of the notes and guarantees—Change of control triggering event), we may be required to offer to purchase the notes from holders at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of the notes and guarantees—Change of control triggering event.”

The notes will be our senior unsecured obligations and will rank equally in right of payment to all of our existing and future senior unsecured and unsubordinated indebtedness and will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of our assets and the assets of our subsidiaries securing such indebtedness. The notes will be guaranteed on a senior unsecured basis by certain of our subsidiaries. The notes will be structurally subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries, including all of our foreign subsidiaries. See “Description of the notes and guarantees.”

We do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Currently, there is no public market for the notes.

Investing in the notes involves risks. See “Risk factors” beginning on page S-7 of this prospectus supplement and the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference herein, for a discussion of certain risks that you should consider in connection with an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to public(1)	Underwriting discount	Proceeds, before expenses, to Lennox

Per Note	99.943%	0.625%	99.318%

Total	$349,800,500	$2,187,500	$347,613,000
(1)	Plus accrued interest, if any, from November 3, 2016, if settlement occurs after that date.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company (“DTC”) for the benefit of its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, societé anonyme, on or about November 3, 2016.

Joint Book-Running Managers

J.P. Morgan	Wells Fargo Securities

Senior Co-Managers

BofA Merrill Lynch	MUFG	US Bancorp	PNC Capital Markets LLC

Co- Managers

BB&T Capital Markets	Regions Securities LLC

October 25, 2016

Prospectus Supplement

About this prospectus supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and the notes offered hereby. The second part is the accompanying prospectus, dated October 18, 2016, which we refer to as the “accompanying prospectus.” The accompanying prospectus contains a general description of our debt securities and gives more general information, some of which may not apply to the notes offered hereby. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document that has previously been filed and is incorporated into this prospectus by reference, on the other hand, the information in this prospectus supplement shall control.

Before you invest in our securities, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus forms a part, this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Information we incorporate by reference.”

We have not, and the underwriters have not, authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus that we may provide to you and take no responsibility for any other information that others may give to you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Also, this prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom such offer or solicitation is unlawful. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference is accurate on any date after the respective dates of such documents, even though this prospectus supplement and the accompanying prospectus are delivered or securities are sold on a later date. Our business, financial condition and results of operations may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “we,” “us,” “our,” “the Company” or “Lennox” mean Lennox International Inc. and its direct and indirect subsidiaries on a consolidated basis.

Where you can find more information

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the “SEC”). We make available, free of charge through our web site (www.lennoxinternational.com), our annual, quarterly and current reports and amendments to those reports, as soon as reasonably possible after such material is electronically filed with, or furnished to, the SEC. The information on our web site is not a part of, or incorporated by reference into, this prospectus supplement. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including Lennox, that file electronically with the SEC.

Information we incorporate by reference

We are “incorporating by reference” into this prospectus supplement certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be a part of this prospectus supplement. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus supplement (but not information deemed to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus supplement the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until we sell all of the securities we are offering with this prospectus supplement:

•

Our Annual Report on Form 10-K for the year ended December 31, 2015, including the information specifically incorporated by reference into our Form 10-K from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 1, 2016;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on February 10, 2016, May 13, 2016, July 6, 2016, September 2, 2016 and September 19, 2016; and

•	The description of our common stock contained in our Form 8-A dated July 12, 1999.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

Investor Relations

Lennox International Inc.

2140 Lake Park Blvd.

Richardson, Texas 75080

(972) 497-5000

Forward-looking statements

In this prospectus supplement and the accompanying prospectus, including the information we incorporate by reference herein and therein, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words.

Although we believe that the expectations reflected in those forward-looking statements are based upon reasonable assumptions, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could cause actual results to differ materially from those expressed or implied in the forward-looking statements and could materially affect our actual results or performance.

The following are some of the factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements:

•	competition in the heating, ventilation, air conditioning and refrigeration (“HVACR”) business;

•	changes in the conditions of the U.S. construction industry;

•	the impact of weather on our business;

•	changes in legislation or government regulations or policies;

•	general economic conditions in the United States and abroad;

•	foreign currency fluctuations and changes in local government regulation associated with our international operations;

•	our ability to meet and anticipate customer demands;

•	increases in prices for commodities and components;

•	legal claims;

•	our ability to successfully execute our business strategy;

•	our ability to successfully realize, complete and integrate acquisitions;

•	labor relations problems;

•	litigation, tax and environmental risks;

•	impairment of the value of our goodwill;

•	volatility in capital markets;

•	security breaches and other disruptions or misuse of information systems;

•	our ability to continue to license or enforce our intellectual property rights.

We also disclose important factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein.

v

Prospectus supplement summary

This summary highlights selected information about us. It does not contain all of the information that you should consider before deciding whether to invest in the notes. We encourage you to carefully read this entire prospectus supplement and the accompanying prospectus and the documents that are incorporated herein and therein, especially the “Risk factors” and the financial statements included or incorporated by reference herein and therein from our annual and quarterly reports filed with the SEC.

The company

We are a leading global provider of climate control solutions and design, manufacture and market a broad range of products for the HVACR markets. We have leveraged our expertise to become an industry leader known for innovation, quality and reliability. Our products and services are sold through multiple distribution channels under various brand names.

We had net sales of approximately $3.5 billion in 2015. We serve residential customers, which accounted for approximately 54% of our 2015 net sales, and commercial customers, which accounted for approximately 46% of our 2015 net sales. In 2015, approximately 72% of our net sales were attributable to replacement business, and approximately 28% were attributable to new construction.

Approximately 89%, 7%, and 4% of our 2015 net sales were to the Americas, Europe and Asia Pacific, respectively. In this regard, 100% of the net sales of our residential heating and cooling segment were to North America, approximately 82% and 18% of the net sales of our commercial heating and cooling segment were to the Americas and Europe, respectively, and approximately 67%, 20% and 13% of the net sales of our refrigeration segment were to the Americas, Asia Pacific and Europe, respectively.

Shown in the table below are our three business segments, the key products, services and well-known product and brand names within each segment and net sales in 2015 by segment.

Segment	Products & services	Product and brand names	2015 net sales (in millions)
Residential Heating & Cooling	Furnaces, air conditioners, heat pumps, packaged heating and cooling systems, indoor air quality equipment, comfort control products, replacement parts	Lennox, Dave Lennox Signature, Armstrong Air, Ducane, Aire-Flo, Air-Ease, Concord, Magic-Pak, ADP Advanced Distributor Products, iComfort and Lennox PartsPlus	$1,866.9

Commercial Heating & Cooling	Unitary heating and air conditioning equipment, applied systems controls, installation and service of commercial heating and cooling equipment	Lennox, Allied Commercial Magic-Pak, Raider, Landmark, Prodigy, Strategos, Energence and Lennox National Account Services	887.2

Refrigeration	Condensing units, unit coolers, fluid coolers, air cooled condensers, air handlers, process chillers, controls, compressorized racks, supermarket display cases and systems	Heatcraft Worldwide Refrigeration, Bohn, Larkin, Climate Control, Chandler Refrigeration, Kysor/Warren Friga-Bohn, HK Refrigeration, Hyfra, Kirby, Interlink	713.3

		Total	$3,467.4

Our executive offices are located at 2140 Lake Park Blvd., Richardson, Texas 75080, and our telephone number is (972) 497-5000. Our website is located at www.lennoxinternational.com. Information on or accessible through our website is not part of, or incorporated by reference into, this prospectus supplement, other than documents filed with the SEC that we incorporate by reference.

The offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the notes, see “Description of the notes and guarantees.”

Issuer	Lennox International Inc.

Notes Offered	$350,000,000 aggregate principal amount of 3.000% notes due 2023.

Maturity	The notes will mature on November 15, 2023.

Interest	The notes will bear interest from November 3, 2016 at the rate of 3.000% per annum.

Interest Payment Dates	Interest on the notes is payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 2017.

Ranking	The notes will be our senior unsecured obligations and will be:

•	equal in right of payment to all of our existing and future senior unsecured and unsubordinated indebtedness;

•	senior in right of payment to all of our existing and future subordinated indebtedness;

•	effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of our assets and the assets of our subsidiaries securing such indebtedness; and

•	structurally subordinated to all of the existing and future indebtedness and other liabilities of our non-guarantor subsidiaries.

Subsidiary Guarantees	The notes will be guaranteed, on a senior unsecured basis, by each of our domestic subsidiaries that guarantee payment by us of any indebtedness under our domestic revolving credit facility. A subsidiary’s guarantee of the notes is subject to release under certain circumstances, including if such subsidiary no longer guarantees our obligations under any of our other indebtedness and such other guarantees have been released other than through discharges as a result of payment by such guarantor on such guarantees. See “Description of the notes and guarantees—Subsidiary guarantees.”

The guarantee of each subsidiary guarantor will be a senior unsecured obligation of that guarantor and will be:

•	equal in right of payment to all existing and future senior indebtedness of that guarantor;

•	senior in right of payment to all existing and future subordinated indebtedness of that guarantor;

•	effectively subordinated to all existing and future secured indebtedness of that guarantor to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all of the existing and future indebtedness and other liabilities of the non-guarantor subsidiaries of the subsidiary guarantors.

The notes will be structurally subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries. As of September 30, 2016, the indebtedness and other liabilities of our non-guarantor subsidiaries were approximately $532.7 million (including intercompany indebtedness and liabilities). Our non-guarantor subsidiaries generated approximately 20.2% of our net sales for the fiscal year ended December 31, 2015 and approximately 18.5% of our net sales for the three months ended September 30, 2016. The assets of our non-guarantor subsidiaries (excluding the receivable securitization and goodwill of our non-guarantor subsidiaries) represented approximately 30.5% of our total consolidated assets as of September 30, 2016.

Optional Redemption	We may redeem the notes prior to maturity, in whole or in part, at the redemption prices set forth below:

If the notes are redeemed prior to September 15, 2023 (the date that is two month(s) prior to the stated maturity date for the notes), the notes will be redeemable at a redemption price equal to the greater of the principal amount of such notes and the make-whole price described under “Description of the notes and guarantees” in this prospectus supplement, plus, in each case, accrued and unpaid interest to the redemption date.

If the notes are redeemed on or after September 15, 2023 (the date that is two month(s) prior to the stated maturity date for the notes), the notes will be redeemable at a redemption price equal to 100% of the principal amount of such notes plus accrued and unpaid interest thereon to but excluding the redemption date.

Change of Control Triggering Event	Upon a Change of Control Triggering Event (as defined under “Description of the notes and guarantees—Change of control triggering event” in this prospectus supplement), you will have the right to require us to repurchase all or a portion of your notes at a repurchase price equal to 101% of the principal amount of the notes repurchased, plus accrued and unpaid interest, if any. See “Description of the notes and guarantees—Change of control triggering event.”

Covenants	The indenture governing the notes will contain covenants that, among other things, limit our ability and the ability of the subsidiary guarantors to:

•	create or incur certain liens;

•	enter into certain sale and leaseback transactions; and

•	enter into certain mergers, consolidations and transfers of substantially all of our assets.

Form and Denomination

We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected through, records maintained by

DTC and its participants. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of the notes and guarantees—Book-entry system; delivery and form.”

Use of Proceeds	We expect to receive net proceeds from the offering of notes of approximately $346.7 million after deducting the underwriting discounts and the estimated offering expenses. We intend to use the net proceeds of this offering for working capital and other general corporate purposes, which may include repurchasing shares of our common stock or repaying indebtedness. See “Use of proceeds” in this prospectus supplement.

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under “Risk factors” beginning on page S-7 of this prospectus supplement before deciding whether to invest in the notes.

Summary historical consolidated financial data

We derived the following summary historical consolidated financial data from our consolidated financial statements as of and for the fiscal years ended December 31, 2011 through 2015 and as and for the nine months ended September 30, 2015 and 2016. Our consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. You should read the following summary historical consolidated financial data in conjunction with the financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, which are incorporated by reference in this prospectus supplement and our other filings with the SEC. Interim results for the nine months ended September 30, 2016 are not necessarily indicative of results of operations for the full year.

	Nine months ended September 30,		Fiscal year ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(unaudited)		(audited)
	(in millions, except ratios and per share data)
Statements of Operations Data:
Net sales(1)	$2,744.4	$2,633.3	$3,467.4	$3,367.4	$3,199.1	$2,949.4	$2,840.9
Operational income from continuing operations	361.3	284.9	305.4	334.7	289.0	219.1	184.4
Income from continuing operations	237.9	175.8	187.2	208.1	179.9	135.0	111.5
Net income	237.3	175.3	186.6	205.8	171.8	90.0	88.3
Diluted earnings per share from continuing operations	5.39	3.86	4.11	4.28	3.55	2.63	2.09
Dividends declared per share	1.22	1.02	1.38	1.14	0.92	0.76	0.72
Other Financial Data:
Capital expenditures(2)	$59.4	$47.0	$69.9	$88.4	$78.3	$50.2	$41.4
Research and development expenses(2)	48.4	46.6	62.3	60.7	53.7	49.5	47.0
Ratio of earnings to fixed charges (unaudited)(3)	14.9x	12.9x	10.5x	14.7x	15.2x	9.9x	8.3x

	As of September 30,		As of December 31,
	2016	2015	2015	2014	2013	2012	2011
	(unaudited)		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$47.8	$35.1	$38.9	$37.5	$38.0	$51.8	$45.0
Property, plant and equipment	346.2	345.3	339.6	358.6	335.5	298.2	300.7
Total assets	1,926.6	1,881.5	1,680.2	1,764.3	1,626.7	1,691.9	1,705.7
Total debt	1,055.9	918.0	743.9	925.6	400.4	386.6	465.1
Stockholders’ equity	24.2	97.5	101.6	9.0	485.7	498.3	467.8

(1)	Amounts exclude discontinued operations.

(2)	Amounts exclude capital expenditures and research and development expenses related to discontinued operations.

(3)	For purposes of computing our ratio of earnings to fixed charges, “earnings” consist of income before income taxes and fixed charges, excluding minority interest, and “fixed charges” consist of the total of interest expense, amortization of loan origination costs and that portion of rental expense considered to represent interest cost.

Risk factors

You should carefully consider the following risks regarding the notes and this offering, as well as the risk factors described in “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K for the year ended December 31, 2015 that was filed with the SEC and incorporated herein by reference, in their entirety, as well as the other information in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein before making a decision to invest in the notes. Each of the risks described in these sections and documents could adversely affect our business, financial condition and results of operations, and could have an adverse impact on your investment in the notes. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below.

The terms of the indenture and the notes will provide only limited protection against significant events that could adversely impact your investment in the notes.

As described under “Description of the notes and guarantees—Change of control triggering event,” upon the occurrence of a Change of Control Triggering Event with respect to the notes, holders are entitled to require us to repurchase their notes at 101% of the principal amount of such notes. However, the definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively impact the value of your notes. As such, if we were to enter into a significant corporate transaction that would negatively impact the value of the notes, but that would not constitute a Change of Control Triggering Event with respect to such notes, you would not have any rights to require us to repurchase the notes prior to their maturity. In addition, if we experience a Change of Control Triggering Event with respect to the notes, we may not have sufficient financial resources available to satisfy our obligations to repurchase such notes. Our failure to repurchase the notes as required under the indenture would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes.

Furthermore, the indenture for the notes will not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness or other obligations that are equal in right of payment to the notes;

•

restrict our non-guarantor subsidiaries’ ability to issue securities or otherwise incur indebtedness or other obligations that would be senior to our equity interests in such subsidiaries and therefore rank effectively senior to the notes with respect to the assets of such subsidiaries;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•	restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes will not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

The notes and the guarantees will be unsecured and effectively subordinated to our and our subsidiary guarantors’ existing and future secured indebtedness and structurally subordinated to any existing or future indebtedness and other liabilities of our non-guarantor subsidiaries as well as the non-guarantor subsidiaries of the subsidiary guarantors.

The notes and the guarantees will be senior unsecured obligations, ranking equally with our other senior unsecured indebtedness but below any secured indebtedness and effectively below the debt and other liabilities of our non-guarantor subsidiaries. The indenture governing the notes and the guarantees will permit us and our subsidiaries to incur certain secured debt. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.

In addition, the guarantee of each subsidiary guarantor will be effectively subordinated to all existing and future secured indebtedness of that guarantor to the extent of the value of the assets securing such indebtedness and structurally subordinated to all of the existing and future indebtedness and other liabilities of the non-guarantor subsidiaries of the subsidiary guarantors.

If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

Our existing and future indebtedness may limit cash flow available to invest in the ongoing needs of our business, which could prevent us from fulfilling our obligations under the notes.

The indenture under which the notes will be issued will not limit the amount of indebtedness that we may incur. We also have the ability under our domestic revolving credit facility to incur substantial additional indebtedness. Our level of indebtedness could have important consequences to you. For example, it could:

•

require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions or other general corporate purposes;

•	increase our vulnerability to adverse economic or industry conditions;

•	limit our ability to obtain additional financing in the future to enable us to react to changes in our business; or

•	place us at a competitive disadvantage compared to businesses in our industry that have less indebtedness.

Additionally, any failure to meet required payments on our indebtedness, or failure to comply with any covenants in the instruments governing our indebtedness, could result in an event of default under the terms of those instruments. In the event of such default, the holders of such indebtedness could elect to declare all the amounts outstanding under such instruments to be due and payable. Any default under the agreements governing our indebtedness and the remedies sought by the holders of such indebtedness could render us unable to pay principal and interest on the notes and substantially decrease their value.

We will depend on the cash flow of our subsidiaries to make payments on the notes.

Lennox International Inc. is, in part, a holding company. Our subsidiaries conduct a significant percentage of our consolidated operations and own a significant percentage of our consolidated assets. Consequently, our cash flow and our ability to meet our debt service obligations depend in large part upon the cash flow of our subsidiaries and the payment of funds by the subsidiaries to us in the form of loans, dividends or otherwise. Our non-guarantor subsidiaries are not obligated to make funds available to us for payment of the notes or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. The notes effectively rank junior to all liabilities of our non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or dissolution of a non-guarantor subsidiary and following payment of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise.

If the subsidiary guarantees are deemed fraudulent conveyances or preferential transfers, a court may subordinate or void them.

If, under relevant federal and state fraudulent transfer and conveyance statutes, in a bankruptcy or reorganization case or a lawsuit by or on behalf of unpaid creditors of our company, a court were to find that, at the time any subsidiary guarantor incurred a guarantee:

•

the subsidiary guarantor did so with the intent of hindering, delaying or defrauding current or future creditors, or received less than reasonably equivalent value or fair consideration for incurring the guarantee; and

•	the subsidiary guarantor:

•	was insolvent or was rendered insolvent by reason of the incurrence of the indebtedness constituting the guarantee;

•	was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured; or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment the judgment is unsatisfied;

the court could void or subordinate the applicable guarantee to currently existing and future indebtedness of the subject subsidiary guarantor, and take other action detrimental to the holders of the notes including, under certain circumstances, invalidating the applicable guarantee.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in the relevant legal proceeding. Generally, however, a subsidiary guarantor would be considered insolvent if, at the time such subsidiary guarantor incurs the indebtedness constituting the guarantee either:

•	the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation; or

•

the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

We cannot give you any assurance as to what standards a court would use to determine whether a subsidiary guarantor was solvent at the relevant time or, regardless what standard was used, whether the applicable guarantee would not be avoided on another of the grounds described above.

An active trading market for the notes may not develop.

There is no existing market for the notes and we do not intend to apply for listing of the notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the notes will ever develop or will be maintained. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell notes. Further, there can be no assurance as to the liquidity of any market that may develop for the notes, your ability to sell the notes or the price at which you will be able to sell the notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	the level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time without notice.

The guarantees of the notes by the subsidiary guarantors may be released upon the occurrence of certain events.

Our subsidiaries that provide, or will provide, guarantees of the notes will be released from such guarantees upon the occurrence of certain events, including the following:

•	the sale or other disposition of such subsidiary guarantor;

•	the sale or disposition of all or substantially all the assets of such subsidiary guarantor; or

•

such subsidiary guarantor no longer guarantees our obligations under any of our other indebtedness and such other guarantees have been released other than through discharges as a result of payment by such guarantor on such guarantees.

If any such subsidiary guarantee is released, no holder of the notes will have a claim as a creditor against any such subsidiary and the indebtedness and other liabilities of such subsidiary will be structurally senior to the claim of any holders of the notes. See “Description of notes and guarantees—Subsidiary guarantees.”

Ratings of the notes could be lowered or withdrawn in the future, which could adversely impact the trading price or liquidity of the notes.

We expect that the notes will be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates the notes may lower our rating or decide not to rate the notes in its sole discretion. The ratings of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating agency that rates the notes could have an adverse effect on the trading price or liquidity of the notes.

We may choose to redeem the notes prior to maturity.

We may redeem some or all of the notes at any time prior to maturity. See “Description of the notes and guarantees—Optional redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

Use of proceeds

We expect to receive net proceeds from the offering of notes of approximately $346.7 million after deducting the underwriting discount and the estimated offering expenses. We intend to use the net proceeds of this offering for working capital and other general corporate purposes, which may include repurchasing shares of our common stock or repaying indebtedness.

Capitalization

The following table sets forth our capitalization as of September 30, 2016, and as adjusted to give effect to the sale of the notes in this offering. You should read this table in conjunction with “Use of proceeds” and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. The as adjusted information may not reflect our cash, debt and capitalization in the future.

	As of September 30, 2016
	Actual	As adjusted
	(in millions)
Cash and cash equivalents	$47.8	$394.5

Capitalization
Short-term debt	$327.8	$327.8
Current maturities of long-term debt	$215.6	$215.6

Long-term debt
Notes offered hereby	—	350.0
Domestic revolving credit facility	500.0	500.0
Other	12.5	12.5

Total long-term debt	512.5	862.5

Total debt	1,055.9	1,405.9

Stockholders’ equity
Preferred stock, $.01 par value, 25,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.01 par value, 200,000,000 shares authorized, 87,170,197 shares issued	0.9	0.9
Additional paid-in capital	1,017.5	1,017.5
Retained earnings	1,331.5	1,331.5
Accumulated other comprehensive loss	(187.0)	(187.0)
Treasury stock, at cost, 44,126,432 shares	(2,138.7)	(2,138.7)

Total stockholders’ equity	24.2	24.2

Total capitalization	$1,080.1	$1,430.1

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of computing our ratio of earnings to fixed charges, “earnings” consist of income before income taxes and fixed charges, excluding minority interest, and “fixed charges” consist of the total of interest expense, amortization of loan origination costs and that portion of rental expense considered to represent interest cost.

	Nine months ended September 30,	Year ended December 31,
	2016	2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	14.9x	10.5x	14.7x	15.2x	9.9x	8.3x

Description of the notes and guarantees

The notes constitute a series of debt securities to be issued under the indenture dated as of May 3, 2010 (the “base indenture”) between us and U.S. Bank National Association, as trustee (the “trustee”), as supplemented by the sixth supplemental indenture to be dated as of November 3, 2016 (the “supplemental indenture,” and together with the base indenture, the “indenture”) among us, the subsidiary guarantors and the trustee. The following description is only a summary of the material provisions of the notes and the indenture. You should read these documents in their entirety because they, and not this description, define your rights as holders of the notes. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939 (the “TIA”), and to all of the provisions of the indenture and those terms made a part of the indenture by reference to the TIA. Unless the context requires otherwise, all references to “we,” “us,” “our,” and “Lennox” in this section refer solely to Lennox International Inc. and not to its subsidiaries.

The following description of the particular terms of the notes offered hereby supplements the general description of debt securities set forth in the accompanying prospectus.

General

The notes will be issued in an initial aggregate principal amount of $ 350,000,000 and will mature on November 15, 2023. The notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. The notes will not be entitled to any sinking fund.

Interest on the notes will accrue at the rate per annum shown on the cover of this prospectus supplement from November 3, 2016, or from the most recent date to which interest has been paid or provided for, payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2017, to the persons in whose names the notes are registered in the security register at the close of business on the May 1 or November 1 preceding the relevant interest payment date, except that interest payable at maturity will be paid to the same persons to whom principal of the notes is payable. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months.

The indenture does not limit the amount of notes that we may issue. We may from time to time, without notice to or the consent of the registered holders of the notes, create and issue additional notes ranking equally and ratably with the notes being issued in this offering in all respects (other than the issue price, the date of issuance, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes), provided that such notes must be part of the same issue as the notes being issued in this offering for U.S. federal income tax purposes. Any such additional notes will be consolidated and form a single series with the notes being issued in this offering, including for purposes of voting and redemptions.

The indenture does not limit our ability, or the ability of our subsidiaries, to incur or guarantee additional unsecured indebtedness. The indenture and the terms of the notes will not contain any covenants (other than those described herein) designed to afford holders of any notes protection in a highly leveraged or other transaction involving us that may adversely affect holders of the notes.

There are no public trading markets for the notes, and we do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system.

Ranking

The notes will be our senior unsecured obligations and will be:

•	equal in right of payment to all of our existing and future senior unsecured and unsubordinated indebtedness;

•	senior in right of payment to all of our existing and future subordinated indebtedness;

•	effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of our assets and the assets of our subsidiaries securing such indebtedness; and

•	structurally subordinated to all of the existing and future indebtedness and other liabilities of our non-guarantor subsidiaries.

Subsidiary guarantees

The notes will initially be guaranteed, on a senior unsecured basis, by our subsidiaries Advanced Distributor Products LLC, Allied Air Enterprises LLC, Heatcraft Inc., Heatcraft Refrigeration Products LLC, Lennox Global Ltd., Lennox Industries Inc., Lennox National Account Services, LLC, LGL Australia (US) Inc. and LGL Europe Holding Co. The guarantee of each subsidiary guarantor will be a senior unsecured obligation of that guarantor and will be:

•	equal in right of payment to all existing and future senior indebtedness of that guarantor;

•	senior in right of payment to all existing and future subordinated indebtedness of that guarantor;

•	effectively subordinated to all existing and future secured indebtedness of that guarantor to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to all of the existing and future indebtedness and other liabilities of the non-guarantor subsidiaries.

Each subsidiary guarantor will jointly and severally guarantee our obligations under the notes. The obligations of each subsidiary guarantor under its guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk factors—If the subsidiary guarantees are deemed fraudulent conveyances or preferential transfers, a court may subordinate or void them.”

Each subsidiary guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the debt securities and their successors, transferees and assigns.

A subsidiary guarantor will be released from its obligations under the indenture:

(a)	upon the sale or other disposition of the subsidiary guarantor;

(b)	upon the sale or disposition of all or substantially all the assets of the subsidiary guarantor;

(c)	if we exercise our legal defeasance option or our covenant defeasance option as described under “—Defeasance and discharge” or if our obligations under the indenture are discharged in accordance with the terms of the indenture; or

(d)	upon delivery of an officers’ certificate to the trustee that the subsidiary guarantor does not guarantee the obligations of the Company under any indebtedness for money borrowed of the Company and that any other guarantees of the subsidiary guarantor have been released other than through discharges as a result of payment by such guarantor on such guarantees;

provided, however, that in the case of clauses (a) and (b) above, (1) such sale or other disposition is made to a Person other than us or one of our subsidiaries and (2) such sale or disposition is otherwise permitted by the indenture.

If at any time after the issuance of the notes, including following any release of a Material Subsidiary guarantor from its guarantee under the indenture, a Material Subsidiary of ours (including any future Material Subsidiary) guarantees more than $50,000,000 of our indebtedness for money borrowed or more than $50,000,000 of the indebtedness for money borrowed of our other subsidiaries, we will cause such Material Subsidiary to guarantee the notes by simultaneously executing and delivering a supplemental indenture in accordance with the indenture.

At our request, and upon delivery to the trustee of an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by us evidencing such release.

The notes will be structurally subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries. As of September 30, 2016, the indebtedness and other liabilities of our non-guarantor subsidiaries were approximately $532.7 (including intercompany indebtedness and liabilities). Our non-guarantor subsidiaries generated approximately 20.2% of our net sales for the fiscal year ended December 31, 2015 and approximately 18.5% of our net sales for the three months ended September 30, 2016. The assets of our non-guarantor subsidiaries (excluding the receivable securitization and goodwill of our non-guarantor subsidiaries) represented approximately 30.5% of our total consolidated assets as of September 30, 2016.

Limitation on consolidation, merger, conveyance or transfer

We will not consolidate with or merge into any other Person in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease all or substantially all of our assets (on a consolidated basis) to any Person, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the indenture);

•	the successor entity expressly assumes our obligations on the notes and under the indenture;

•

immediately after giving effect to the transaction, no event of default, and no event, that after notice or lapse of time, or both, would become an event of default, has occurred and is continuing under the indenture; and

•	certain other conditions under the indenture are met.

In such event, we will be discharged from all obligations and covenants under the indenture and the notes and may be liquidated and dissolved. The successor Person formed by such consolidation or into which we are merged or to which such sale, conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise all of our rights and powers under the indenture with the same effect as if such successor had been named as the Company in the indenture.

Defeasance and discharge

Defeasance

The term defeasance means we (and to the extent applicable, the subsidiary guarantors) are discharged from some or all of our obligations under the indenture. If we deposit in trust with the trustee under the indenture any combination of money or government securities in an amount sufficient to make payments on the notes under the indenture on the dates those payments are due, then, at our option:

•	we will be discharged from any and all obligations with respect to the notes (“legal defeasance”); or

•

we will no longer have any obligation to comply with any specified restrictive covenants with respect to the notes described in this prospectus supplement and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If the notes are defeased, the holders of the notes will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of notes, replace stolen, lost or mutilated notes or maintain paying agencies and hold money for payment in trust.

In the event that we exercise our legal defeasance option or our covenant defeasance option with respect to the notes, each subsidiary guarantor will be released from all of its obligations with respect to its guarantee of the notes.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the beneficial owners of the notes to recognize income, gain or loss for U.S. federal income tax purposes and that the beneficial owners would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, the opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and discharge

In addition, we may discharge our obligations and, to the extent applicable, the obligations of the subsidiary guarantors with respect to the notes and the indenture when:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all of the notes outstanding under the indenture;

•

all of the notes previously authenticated and delivered (subject to certain exceptions) have been delivered to the trustee for cancellation and we have paid all amounts payable by us under the indenture; or

•

all of the notes are to be called for redemption within one year under arrangements satisfactory to the trustee, and we irrevocably deposit in trust with the trustee, solely for the benefit of the holders, cash or government securities (maturing as to principal and interest in such amounts and at such times as will insure the availability of sufficient cash) that, after payment of all federal, state and local taxes and other charges and assessments in respect thereof payable by the trustee, will be sufficient to pay the principal of and any interest on the notes to maturity or redemption, as the case may be, and to pay all other amounts payable by us under the indenture.

With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the indenture will survive. With respect to the third bullet point, certain rights and obligations under the indenture (such as our obligation to maintain an office or agency, to have moneys held for payment in trust, to register the transfer or exchange of the notes, to deliver the notes for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) will survive until the notes are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee will survive.

Optional redemption

We may, at our option, at any time and from time to time, redeem the notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice transmitted to the holders of the notes, with a copy provided to the trustee.

If the notes are redeemed prior to September 15, 2023 (the date that is two months prior to the stated maturity date for the notes), the notes will be redeemable at a redemption price, to be calculated by us, equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in each case, accrued and unpaid interest on the notes to be redeemed to the date of redemption.

If the notes are redeemed on or after September 15 , 2023 (the date that is two months prior to the stated maturity date for the notes), the notes will be redeemable at a redemption price equal to 100% of the principal amount of such notes plus accrued and unpaid interest thereon to but excluding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all Quotations obtained.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers (as defined below) specified from time to time by us, except that if any of the foregoing ceases to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

On and after any redemption date, interest will cease to accrue on the notes called for redemption. Prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If we are redeeming less than all the notes, (a) if the notes are represented by global notes, interests in the global notes will be selected for redemption in accordance with the customary procedures of The Depository Trust Company (“DTC”), or (b) if the notes are represented by notes in certificated form, the trustee under the indenture must select the notes to be redeemed by such method as the trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

Change of control triggering event

Upon the occurrence of a Change of Control Triggering Event with respect to the notes, unless we have exercised our right to redeem the notes as described under “—Optional redemption” by giving irrevocable notice to the trustee in accordance with the indenture, each holder of notes will have the right to require us to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Unless we have exercised our right to redeem the notes, within 30 days following the date upon which the Change of Control Triggering Event occurs with respect to the notes, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send a notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law (the “Change of Control Payment Date”). The notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept or cause a third party to accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•

deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following after the date of issuance of the notes:

1.	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to us or one of our subsidiaries;

2.	the consummation of any transaction (including, without limitation, any merger or consolidation) that results in any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act, provided that an employee of the Company or any of our subsidiaries for whom shares are held under an employee stock ownership, employee retirement, employee savings or similar plan and whose shares are voted in accordance with the instructions of such employee is not a member of a “group” solely because such employee’s shares are held by a trustee under said plan) becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock or of the Voting Stock of any of our direct or indirect parent companies;

3.	we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction in which our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving Person immediately after giving effect to such transaction; or

4.	the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely because we become a direct or indirect wholly owned subsidiary of a holding company if the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction.

“Change of Control Triggering Event” means, with respect to the notes, (1) the rating of such notes is lowered by any of the Rating Agencies on any date during the period (the “Trigger Period”) commencing on the earlier of (a) the occurrence of a Change of Control and (b) the first public announcement by us of any Change of Control (or pending Change of Control), and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change), and (2) such notes are rated below Investment Grade by each of the Rating Agencies on any day during the Trigger Period; provided that a Change of Control Trigger Event will not be deemed to have occurred in respect of a particular Change of Control if the Rating Agency making the reduction in rating does not publicly announce or confirm or inform the trustee at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) or a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Person” means any individual, corporation, partnership, limited liability company, business trust, association, joint-stock company, joint venture, trust, incorporated or unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agency” means each of Moody’s and S&P; provided, that if any of Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of us and our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of us and our subsidiaries taken as a whole to another Person or group may be uncertain.

Certain covenants

Limitations on liens

We will not, and will not permit any Material Subsidiary to, create, assume or guarantee any indebtedness for money borrowed that is secured by Liens on any Principal Property without making effective provision for securing the notes equally and ratably with such indebtedness, except that the foregoing restrictions will not apply to:

•

Liens on Principal Property existing at the time we or a Material Subsidiary acquired or leased the Principal Property, including Principal Property owned by us or a Material Subsidiary through a merger or similar transaction;

•

Liens on any Principal Property acquired, constructed or improved by us or any Material Subsidiary after the date of the supplemental indenture, which Liens are created or assumed contemporaneously with, or within 180 days of, such acquisition, construction or improvement and which are created to secure, or provide for the payment of, all or any part of the cost of such acquisition, construction or improvement;

•	Liens on property of any Person existing at the time such Person becomes a Material Subsidiary;

•	any Permitted Credit Agreement Lien;

•	any Lien renewing, extending, refinancing or replacing any Lien referred to above; or

•

any other Liens on any of our or our subsidiaries’ assets or properties that secure indebtedness, liabilities and obligations of us or our subsidiaries in an aggregate outstanding amount which, together with all Attributable Debt of ours and any of our subsidiaries then outstanding in respect of Sale and Leaseback Transactions that are entered into pursuant to the final paragraph under “—Limitations on sale and leaseback transactions” below and are still in existence, does not exceed 15% of our Consolidated Net Tangible Assets.

Limitations on sale and leaseback transactions

We will not, and will not permit any of our Material Subsidiaries to, enter into any arrangement with any person providing for the leasing by us or any Material Subsidiary of any Principal Property that has been or is to be sold or transferred by us or such Material Subsidiary to such person with the intention of taking back a lease of such property (a “Sale and Leaseback Transaction”), unless:

•

we or such Material Subsidiary would be entitled to incur indebtedness at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction secured by a Lien on such Principal Property under one of the exceptions for Liens set forth in the first five bullet points under “—Limitations on liens” above without equally and ratably securing the notes;

•

an amount equal to the greater of (1) the net proceeds of the sale or transfer and (2) the Attributable Debt of the Principal Property sold (as determined by us) is applied within 180 days to the voluntary retirement of notes or other indebtedness of the Company (other than indebtedness subordinated to the notes) or a Material Subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement;

•

the lease is executed at the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement or the commencement of substantial commercial operation of the applicable Principal Property;

•	the lease payment in such Sale and Leaseback Transaction is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation;

•	the lease is for a period not exceeding three years; or

•	the lease is with us or another Material Subsidiary.

Notwithstanding the foregoing, we or any of our subsidiaries may enter into a Sale and Leaseback Transaction that would otherwise be subject to the foregoing restrictions if, after giving effect thereto and at the time of determination, the sum of (A) the aggregate principal amount of our and our subsidiaries’ indebtedness secured by Liens permitted solely pursuant to the exception described in the last bullet point under “—Limitations on liens” above and (B) our and our subsidiaries’ Attributable Debt with respect to such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into pursuant to this paragraph does not exceed 15% of our Consolidated Net Tangible Assets.

Certain definitions relating to our restrictive covenants

For purposes of the foregoing discussion of the restrictive covenants under the indenture, the following definitions are applicable:

“Attributable Debt” with regard to a Sale and Leaseback Transaction with respect to any Principal Property means, at the time of determination, the present value of the total net amount of rent required to be paid under the lease during the remaining term thereof (including any period for which the lease has been extended), discounted at the rate of interest set forth or implicit in the terms of the lease (or, if not practicable to determine the rate, the weighted average interest rate per annum borne by the notes then outstanding under the indenture) compounded semi-annually. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the net amount of rent will be the lesser of (x) the net amount determined assuming termination upon the first date the lease may be terminated (in which case the net amount will also include the amount of the penalty, but will not include any rent that would be required to be paid under the lease subsequent to the first date upon which it may be so terminated) or (y) the net amount determined assuming no such termination.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of our most recent consolidated balance sheet but which by its terms is renewable or extendable beyond 12 months from such date at our option) and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles, all as set forth on our most recent consolidated balance sheet and determined in accordance with GAAP.

“Credit Agreement” means the Sixth Amended and Restated Credit Facility Agreement, dated August 30, 2016, among the Company, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., Wells Fargo Bank, N.A. and The Bank of Tokyo-Mitsubushi UFJ, LTD., as syndication agents, and the lenders party thereto, as it may be amended, supplemented or otherwise modified from time to time.

“Excluded Foreign Subsidiary” means any Foreign Subsidiary in respect of which guaranteeing the notes would result in an adverse tax consequence to us.

“Foreign Subsidiary” means any subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States.

“Liens” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person.

“Material Subsidiary” means each subsidiary guarantor and any other subsidiary of Lennox (except LPAC Corp. and any Excluded Foreign Subsidiary) (i) the book value (determined in accordance with GAAP) of whose total assets equals or exceeds ten percent (10%) of the book value of our consolidated total assets as determined as of the last day of our most recent fiscal quarter or (ii) which owns a Principal Property.

“Nonrecourse Obligation” means indebtedness for borrowed money or lease payment obligations related to (i) the acquisition of a Principal Property not previously owned by the Company or any subsidiary or (ii) the financing of a project involving the development or expansion of any Principal Property owned by the Company or any subsidiary, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Company or any subsidiary or any of the Company’s or its subsidiaries’ assets other than such Principal Property so acquired, developed or expanded, as applicable.

“Permitted Credit Agreement Liens” means:

•	any Lien on our headquarters building located at 2140 Lake Park Blvd., Richardson, Texas;

•

any Lien existing on any fixed or capital asset (including equipment) prior to the acquisition thereof by us or any of our subsidiaries or existing on any property or asset of any Person that becomes a subsidiary after the date hereof prior to the time such Person becomes a subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a subsidiary, as the case may be, (ii) such Lien shall not apply to any other of our assets or of the assets of any of our subsidiaries, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, and (iv) the aggregate principal amount of all indebtedness secured by Liens permitted by this clause shall not at any time exceed $50,000,000;

•

Liens on fixed or capital assets (including equipment), or other assets acquired with purchase money indebtedness, in each case acquired, constructed or improved by us or any of our subsidiaries; provided that (i) such security interests secured indebtedness permitted by the Credit Agreement, including Capital Lease Obligations, (ii) such security interests and the indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other of our property or assets or of any of our subsidiaries;

•

(i) Liens on our property or the property of any of our subsidiaries securing indebtedness owing to us or a guarantor permitted by the Credit Agreement and (ii) Liens on property of any subsidiary that is not a Material Subsidiary securing Indebtedness owing to any other subsidiary that is not a Material Subsidiary permitted by the Credit Agreement;

•	Liens securing indebtedness of Foreign Subsidiaries permitted by the Credit Agreement provided that such Liens encumber only assets of the Foreign Subsidiaries;

•

Liens granted in connection with any Receivable Securitization Facility permitted under the Credit Agreement on the receivables sold pursuant thereto (together with all collections and other proceeds thereof and any collateral securing the payment thereof), all right, title and interest in and to the lockboxes and other collection accounts in which proceeds of such receivables are deposited, the rights under the documents executed in connection with such Receivable Securitization Facility and in the equity interests issued by any special purpose entity organized to purchase the receivables thereunder;

•	Liens on cash securing indebtedness arising in connection with Swap Agreements permitted by the Credit Agreement;

•

Liens on materials, supplies, components or equipment acquired with purchase money indebtedness permitted to be incurred under the Credit Agreement, so long as (i) such security interests and the indebtedness secured thereby are incurred prior to or within 90 days after such acquisition, (ii) the indebtedness secured thereby does not exceed 100% of the cost of acquiring such materials, supplies, components or equipment and (iii) such security interests shall not apply to any other of our property or assets or the property or assets of any of our subsidiaries; and

•	customary call, buy-sell or similar rights negotiated on an arm’s length basis and granted to third-party joint venture partners in respect of equity interests of the applicable joint venture.

“Principal Property” means any manufacturing plant, warehouse, office building or parcel of real property, including fixtures but excluding leases and other contract rights which might otherwise be deemed real property, owned by us or any of our Material Subsidiaries, whether owned on the date of the supplemental indenture or thereafter acquired, that has a book value (determined in accordance with GAAP) in excess of 2% of the Consolidated Net Tangible Assets of us and our consolidated subsidiaries. Any plant, warehouse, office building or parcel of real property or portion thereof which our board of directors or the board of directors (or the members, for limited liability companies) of the relevant Material Subsidiary determines is not of material importance to the business conducted by us and our subsidiaries taken as a whole will not be a Principal Property.

“Receivable Securitization Facility” means, with respect to us or any subsidiary, a transaction or group of transactions typically referred to as a securitization in which we or such subsidiary sells its accounts receivable in a transaction accounted for as a true sale to a special purpose bankruptcy remote entity that obtains debt financing to finance the purchase price.

“subsidiary” means any corporation, partnership or other legal entity (a) the accounts of which are consolidated with ours in accordance with GAAP and (b) of which, in the case of a corporation, more than 50% of the outstanding voting stock is owned, directly or indirectly, by us or by one or more other subsidiaries, or by us and one or more other subsidiaries or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests is, at the time, directly or indirectly owned or controlled by us or by one or more of the subsidiaries or by us and one or more of the subsidiaries.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of us or our subsidiaries shall be a Swap Agreement. For the avoidance of doubt, agreements relating to accelerated share repurchase programs, and similar programs or arrangements, shall not be considered Swap Agreements.

Events of default

You will have special rights if an event of default occurs and is not cured, as further described in the section “Events of default” in the accompanying prospectus.

With respect to the notes, the term “event of default” means any of the following:

•	our default in the payment of principal or premium on the notes when due and payable whether at maturity, upon acceleration, redemption, or otherwise;

•	default in the payment of interest on the notes when due and payable; if that default continues for a period of 30 days;

•

default in the performance of or breach of any of our other covenants or agreements in the indenture, and that default or breach continues for a period of 90 consecutive days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the notes;

•

any guarantee by a Material Subsidiary ceases for any reason to be, or is asserted in writing by us or such Material Subsidiary not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and any such guarantee;

•

an event of default, as defined in the indenture or instrument under which we or any Material Subsidiary have outstanding at least $75,000,000 aggregate principal amount of indebtedness for money borrowed, occurs and is continuing and such indebtedness, as a result thereof, is accelerated so that the same is or becomes due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration is not rescinded or annulled within 30 days after notice thereof has been given, by registered or certified mail, to us by the trustee, or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes at the time outstanding;

•	a court having jurisdiction enters a decree or order for:

•	relief in respect of us or a Material Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

•

appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or a Material Subsidiary or for all or substantially all of our or a Material Subsidiary’s property and assets; or

•	the winding up or liquidation of our or a Material Subsidiary’s affairs and such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

•	we or a Material Subsidiary:

•

commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

•

consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or substantially all of our or a Material Subsidiary’s property and assets; or

•	effect any general assignment for the benefit of creditors.

Book-entry system; delivery and form

The notes will be represented by one or more global notes in definitive, fully registered form without interest coupons. Each global note will be deposited with the trustee as custodian for DTC and registered in the name of DTC or a nominee of DTC in New York, New York for the accounts of institutions that have accounts with DTC (“participants”).

Investors may hold their interests in a global note directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of notes represented by interests in a global note will not be entitled to receive their notes in fully registered definitive form, which notes we refer to as “definitive notes.”

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry systems is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of beneficial interests

We expect that, pursuant to the procedures established by DTC, upon the issuance of each global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global note to the accounts of participants. Ownership of beneficial interests in each global note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global note other than participants).

So long as DTC, or its nominee, is the registered holder and owner of a global note, DTC or such nominee, as the case may be, will be considered the sole legal owner of the notes represented by the global note for all purposes under the indenture, the notes and applicable law. Except as set forth below, owners of beneficial interests in a global note will not be entitled to receive definitive notes, will not be entitled to have the notes represented by the global note registered in their names and will not be considered to be the owners or holders of any notes under the global note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global note desires to take any actions that DTC, as the holder of the global note, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global note will be able to transfer the interest except in accordance with DTC’s applicable procedures. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global note to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

All payments on the notes represented by a global note registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global note.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for accounts of customers in the names of nominees for such customers. Such payments, however, will be the responsibility of such participants and indirect participants, and neither we, the underwriters, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global note.

Unless and until it is exchanged in whole or in part for definitive notes, no global note may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a global note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC will exchange each global note for definitive notes, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global note among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the underwriters, the trustee nor we will have any responsibility for the performance or nonperformance by DTC or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that if:

•	DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be eligible under the indenture and we do not appoint a successor depositary within 90 days; or

•	we determine that the notes will no longer be represented by global notes, and we execute and deliver to the trustee, in our discretion, a company order to such effect,

the global notes will be exchanged for notes in definitive form of like tenor and of an equal principal amount, in authorized denominations. Such definitive notes will be registered in such name or names as DTC instructs the trustee. We expect that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interest in global securities.

We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we nor the trustee take responsibility for its accuracy.

Holding through Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream” or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and neither the trustee nor we take any responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish on a particular day to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Trustee

U.S. Bank National Association is the trustee under the indenture. Initially, the trustee will also act as the paying agent, registrar and custodian for the notes. In the ordinary course of their businesses, affiliates of the trustee have engaged in commercial banking transactions with us, and may in the future engage in commercial banking and other transactions with us.

Material U.S. federal income tax considerations

The following is a summary of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. It is not a complete analysis of all the potential tax considerations relating to the notes. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus supplement and all subject to change or differing interpretations, possibly with retroactive effect. This summary is limited to beneficial owners of notes that purchase the notes for cash upon their initial issuance at their issue price and that will hold the notes as capital assets within the meaning of Section 1221 of the Code. The issue price of a note will be the first price at which a substantial amount of the notes is sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

This summary does not address the tax considerations arising under other federal tax laws (such as estate and gift tax laws) or the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules under the U.S. federal income tax laws, such as, for example:

•	holders subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations;

•	brokers and dealers in securities or currencies;

•	persons who have ceased to be citizens or residents of the United States;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar or who hold notes through a foreign entity or foreign account;

•	persons that will hold the notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

•	persons deemed to sell the notes under the constructive sale provisions of the Code;

•	controlled foreign corporations or passive foreign investment companies; or

•	partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or investors in such entities.

This summary is not binding on the Internal Revenue Service, which we refer to as the IRS. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. If you are considering purchasing the notes, you are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations arising under other U.S. federal tax laws, the laws of any state, local or foreign taxing jurisdiction or any applicable income tax treaty.

Certain additional payments

Under certain circumstances, we may become obligated to make payments on the notes in excess of stated principal and interest. For example, we may be required to pay 101% of the face amount of any note purchased by us at the holder’s election after a change of control, as described above under the heading “Description of the notes and guarantees—Change of control triggering event.” Treasury regulations provide special rules for contingent payment debt instruments which, if applicable, could cause the timing, amount and character of a holder’s income, gain or loss with respect to the notes to be different from the consequences discussed below. For purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. We intend to treat the possibility of our making the above payments as remote or to treat the amount of such payments as incidental. Accordingly, we do not intend to treat the notes as contingent payment debt instruments. Our treatment will be binding on all holders, except a holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the note was acquired. However, our treatment is not binding on the IRS. If the IRS were to challenge our treatment, a holder might be required to accrue income on the notes in excess of stated interest and any otherwise applicable original issue discount (described below) and to treat as ordinary income, rather than capital gain, any gain recognized on the disposition of the notes before the resolution of the contingencies. In any event, if we actually make any such payment, the timing, amount and character of a holder’s income, gain or loss with respect to the notes may be affected. The remainder of this discussion assumes that the notes will not be contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the rules regarding contingent payment debt instruments and the consequences thereof.

Consequences to U.S. Holders

As used in this prospectus supplement, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, a state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the supervision of a court within the United States, if one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes (or if you are a partner in such a partnership), you are urged to consult your tax advisor regarding the tax consequences of holding the notes to you.

Payments of stated interest

Stated interest on the notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Sale or other taxable disposition of the notes

Upon the sale or other taxable disposition of a note (including a retirement or redemption), you generally will recognize capital gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid stated interest, which, if not previously taxed, will be taxable as ordinary income) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will be your cost for the note.

The capital gain or loss recognized on the disposition of a note generally will be long-term capital gain or loss if, at the time of such disposition, you have held the note for more than one year. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Surtax on net investment income

Certain U.S. Holders who are individuals, estates or trusts will be subject to a 3.8% surtax on the lesser of (i) the U.S. Holder’s “net investment income” for the relevant taxable year (“undistributed net investment income” in the case of an estate or trust) and (ii) the excess of the U.S. Holder’s modified adjusted gross income (or adjusted gross income, in the case of an estate or trust) for the relevant taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income generally will include its gross interest income and its net gains from a disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your own tax advisor regarding the applicability of this surtax to your income and gains in respect of your investment in the notes.

Information reporting and backup withholding

In general, information reporting requirements will apply to certain payments of interest and to the proceeds of a sale or other disposition (including a retirement or redemption) of notes unless you are an exempt recipient such as a corporation. Backup withholding (currently at a rate of 28%) will apply to such amounts if you fail to provide your taxpayer identification number or certification of exempt status or have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against your U.S. federal income tax liability provided that you furnish the required information to the IRS on a timely basis.

Consequences to Non-U.S. Holders

As used in this prospectus supplement, the term “Non-U.S. Holder” means a beneficial owner of a note that is, for federal income tax purposes, an individual, corporation, estate, or trust, that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for United States federal income tax purposes holds a note, the U.S. federal income tax treatment of a partner in such a partnership will generally depend on the status of the partner and the activities of the partnership. If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes (or if you are a partner in such a partnership), you are urged to consult your tax advisor regarding the tax consequences of holding the notes to you.

Payments of interest

Subject to the discussions of backup withholding and FATCA below, if you are a Non-U.S. Holder, you will generally not be subject to U.S. federal income tax or the 30% U.S. federal withholding tax on interest paid on the notes so long as that interest is not effectively connected with your conduct of a trade or business within the United States, provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	you are not a controlled foreign corporation that is actually or constructively related to us through stock ownership;

•	you are not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and

•

you provide the applicable withholding agent with, among other things, your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form)).

If you cannot satisfy the requirements described above, payments of interest will generally be subject to the 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the notes is not subject to U.S. federal withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—Interest or gain effectively connected with a United States trade or business”).

Sale or other taxable disposition of the notes

Subject to the discussions of backup withholding and FATCA below, you will generally not be subject to U.S. federal income or withholding tax on any gain recognized on the sale or other taxable disposition of a note (including a retirement or redemption), unless:

•	if you are an individual non-U.S. holder, you are present in the United States for at least 183 days in the taxable year of such disposition and certain other conditions are met; or

•	that gain is effectively connected with the conduct by you of a trade or business within the United States.

If you are described in the first bullet point above, you will generally be subject to U.S. federal income tax at a rate of 30% on the amount by which your capital gains allocable to U.S. sources, including gain from such disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty. If you are described in the second bullet point, see “—Interest or gain effectively connected with a United States trade or business,” below.

To the extent that the amount realized on any disposition of notes is attributable to accrued but unpaid interest on the note, such amount generally will be treated in the same manner as payments of interest as described under the heading “—Payments of interest” above.

Interest or gain effectively connected with a United States trade or business

If you are engaged in a trade or business in the United States and interest on a note or gain recognized from the sale or other taxable disposition (including a retirement or redemption) of a note is effectively connected with the conduct of that trade or business, you will generally be subject to U.S. federal income tax (but not the 30%

U.S. federal withholding tax on interest if you provide an applicable IRS Form W-8ECI, as described above) on that interest or gain on a net income basis in the same manner as if you were a U.S. person as defined under the Code (unless an applicable income tax treaty provides otherwise). In addition, if you are a foreign corporation, you may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States. For this purpose, interest or gain effectively connected with your trade or business in the United States will be included in your earnings and profits.

Information reporting and backup withholding

Generally, information returns will be filed with the IRS in connection with payments of interest on the notes and may also be filed in connection with the proceeds from the sale or other taxable disposition (including a retirement or redemption) of the notes. Copies of the information returns reporting such payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

You may be subject to backup withholding on payments of interest and, depending on the circumstances, the proceeds of a sale or other taxable disposition (including a retirement or redemption) unless you comply with certain certification procedures to establish that you are not a U.S. person. The certification procedures required to claim an exemption from withholding of tax on interest described above generally will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Pursuant to Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance issued thereunder (“FATCA”), foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain new information reporting rules with respect to their U.S. account holders and investors or confront a new withholding tax on certain U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or such other foreign entity that does not comply with the FATCA reporting requirements or otherwise qualify for an exemption will generally be subject to a 30% withholding tax with respect to any “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments otherwise subject to nonresident withholding tax (e.g., U.S.-source interest) and also include gross proceeds from a sale or other disposition of any debt instruments of U.S. issuers, even if the payment would otherwise not be subject to U.S. nonresident withholding tax. Under the applicable final Treasury Regulations, withholding under FATCA will generally apply to payments of U.S.-source interest on the notes, although withholding will not apply until January 1, 2019 on gross proceeds from dispositions of the notes. Foreign financial institutions and such other foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

We will not pay any additional amounts in respect of any amounts withheld, including pursuant to FATCA. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes. U.S. Holders and Non-U.S. Holders should consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

Underwriting

Subject to the terms and conditions in the underwriting agreement among us, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite the names of the underwriters below:

Underwriter	Principal amount of notes

J.P. Morgan Securities LLC	$140,000,000

Wells Fargo Securities, LLC	$140,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$12,250,000

MUFG Securities Americas Inc.	$12,250,000

PNC Capital Markets LLC	$12,250,000

U.S. Bancorp Investments, Inc.	$12,250,000

BB&T Capital Markets, a division of BB&T Securities, LLC	$10,500,000

Regions Securities LLC	$10,500,000

Total	$350,000,000

The underwriting agreement provides that the underwriters severally and not jointly agree to purchase all of the notes if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 0.375% of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to 0.250% of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts and commissions to be paid to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by us
Per note	0.625%

In the underwriting agreement, we have agreed that:

•	We will pay our expenses related to the offering, which we estimate will be approximately $935,000 (not including the underwriting discount).

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of an officer’s certificate and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that liquid trading markets will develop for the notes, that you will be able to sell your notes at a particular time or that the prices that you receive when you sell will be favorable.

In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate-covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate-covering transactions, they may discontinue them at any time.

The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Selling restrictions

The notes may be offered and sold in the United States and certain jurisdictions outside of the United States in which such offer and sale is permitted.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of Notes which are the subject of the offering contemplated by the prospectus may be made to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the Issuer for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous

Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

(i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law;

(iv) as specified in Section 276(7) of the SFA; or

(v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Settlement

We expect that delivery of the notes will be made against payment therefor on November 3, 2016, which will be the seventh business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to November 3, 2016 will be required, by virtue of the fact that the notes will initially settle in “T+7”, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement. Purchasers of the notes who wish to trade notes prior to their date of delivery hereunder should consult their own advisors.

Other relationships

In the ordinary course of business of their various business activities, the underwriters or their respective affiliates have engaged, or may in the future engage, in commercial banking or investment banking transactions with Lennox International Inc. and its affiliates. In particular, certain affiliates of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are parties to and lenders under our domestic revolving credit facility. Our domestic revolving credit facility was negotiated on an arms-length basis and contains customary terms pursuant to which the lenders receive customary fees. U.S. Bancorp Investments, Inc. is an affiliate of U.S. Bank National Association, the trustee under the indenture that will govern the notes offered hereby.

In addition, from time to time, certain of the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account or the account of customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Legal matters

The validity of the notes and guarantees offered hereby will be passed upon for us and the guarantors by Jones Day, Dallas, Texas. Certain legal matters with respect to the offering of the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

Experts

The consolidated financial statements and schedules of Lennox International, Inc. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Prospectus

LENNOX INTERNATIONAL INC.

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Units

We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and any related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

We may offer from time to time:

•	Debt Securities;

•	Guarantees of Debt Securities;

•	Common Stock;

•	Preferred Stock;

•	Warrants;

•	Depositary Shares; and

•	Units.

Our common stock is listed on the New York Stock Exchange under the symbol “LII.”

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will file a prospectus supplement with the SEC that will describe the specific terms of the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. Before you invest, you should carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We are responsible for the information contained in or incorporated by reference into this prospectus and any prospectus supplement we may authorize to be delivered to you. We have not authorized anyone to provide you with different information and take no responsibility for any other information that others may give you. You should assume that the information appearing in or incorporated by reference into this prospectus and any prospectus supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

Generally, whenever we use the terms “we,” “our,” “us” and “Lennox,” we are referring to Lennox International Inc. and its subsidiaries. However, for purposes of the “Description of Our Debt Securities,” the “Description of Guarantees of Our Debt Securities,” the “Description of Our Capital Stock,” the “Description of Our Warrants,” the “Description of Our Depositary Shares” and the “Description of Our Units” sections of this prospectus, and when the context otherwise requires, the terms “we,” “our,” “us,” and “Lennox” refer only to Lennox International Inc.

ABOUT LENNOX INTERNATIONAL INC.

Through our subsidiaries, we are a leading global provider of climate control solutions and design, manufacture and market a broad range of products for the heating, ventilation, air conditioning and refrigeration (“HVACR”) markets. We have leveraged our expertise to become an industry leader known for innovation, quality and reliability. Our products and services are sold through multiple distribution channels under various brand names.

Our principal executive offices are located at 2140 Lake Park Blvd., Richardson, Texas 75080. Our telephone number at that location is 972-497-5000.

ABOUT THE GUARANTORS

The guarantors of the debt securities may include Advanced Distributor Products LLC, Allied Air Enterprises LLC, Heatcraft Inc., Heatcraft Refrigeration Products LLC, Lennox Global Ltd., Lennox Industries Inc., Lennox National Account Services, LLC, LGL Australia (US) Inc. and LGL Europe Holding Co., each of which is a direct or indirect subsidiary of Lennox International Inc. If so provided in a prospectus supplement, each of the guarantors will fully and unconditionally guarantee on a joint and several basis our obligations under the debt securities, subject to certain limitations described in such prospectus supplement.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” as well as the risks included and incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2015, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus, including the information we incorporate by reference, we make statements concerning our expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or other similar words.

We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

The following are some of the factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements:

•	competition in the HVACR business;

•	changes in the conditions of the U.S. construction industry;

•	the impact of weather on our business;

•	changes in legislation or government regulations or policies;

•	general economic conditions in the United States and abroad;

•	foreign currency fluctuations and changes in local government regulation associated with our international operations;

•	our ability to meet and anticipate customer demands;

•	increases in prices for commodities and components;

•	legal claims;

•	our ability to successfully execute our business strategy;

•	our ability to successfully realize, complete and integrate acquisitions;

•	labor relations problems;

•	litigation, tax and environmental risks;

•	impairment of the value of our goodwill;

•	volatility in capital markets;

•	security breaches and other disruptions or misuse of information systems; and

•	our ability to continue to license or enforce our intellectual property rights.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of computing our ratio of earnings to fixed charges, “earnings” consist of income before income taxes and fixed charges, excluding minority interest, and “fixed charges” consist of the total of interest expense, amortization of loan origination costs and that portion of rental expense considered to represent interest cost.

	Nine Months Ended September 30,	Year Ended December 31,
	2016	2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	14.9x	10.5x	14.7x	15.2x	9.9x	8.3x

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	working capital;

•	capital expenditures;

•	acquisitions;

•	the repayment or refinancing of debt securities; and

•	the repurchase or redemption of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF OUR DEBT SECURITIES

Our debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, the indenture (the “senior indenture”), dated as of May 3, 2010 between Lennox and U.S. Bank National Association, as trustee, and in the case of subordinated debt securities, a subordinated indenture to be entered into between us and a trustee to be named therein. The terms of our debt securities will include those set forth in the indentures and those made a part of the indentures by the Trust Indenture Act of 1939.

Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the base indentures and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. A copy of the senior indenture is filed as Exhibit 4.2 to the registration statement of which this prospectus is a part. The subordinated indenture will be substantially in the form included as Exhibit 4.4 to the registration statement of which this prospectus is a part.

General

The senior debt securities will constitute unsecured and unsubordinated obligations of ours and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated obligations and will be junior in right of payment to our Senior Indebtedness (including senior debt securities), as described under the heading “Certain Terms of the Subordinated Debt Securities—Subordination.”

We conduct all of our operations through subsidiaries. Consequently, our ability to pay our obligations, including our obligation to pay principal or interest on the debt securities, to pay the debt securities at maturity or upon redemption or to buy the debt securities will depend on our subsidiaries repaying investments and advances we have made to them, and on our subsidiaries’ earnings and their distributing those earnings to us. The debt securities will be effectively subordinated to all obligations (including trade payables and preferred stock obligations) of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so, subject to any guarantee of debt securities as described in a prospectus supplement. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend on their operating results and will be subject to applicable laws and contractual restrictions. The indentures generally will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us.

The debt securities will be our unsecured obligations. Our secured debt and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

You should look in the prospectus supplement for any additional or different terms of the debt securities being offered, including the following terms:

•	the debt securities’ designation;

•	the aggregate principal amount of the debt securities;

•	the percentage of the principal amount (i.e., price) at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment date;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the debt securities;

•	whether and the extent that debt securities shall be guaranteed by the guarantors, the ranking of any such guarantee, the terms of such subordination, if applicable, of any such guarantee and the form of any such guarantee;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any debt security;

•	the terms and conditions, if any, upon which we may have to repay the debt securities early at your option;

•	the currency, currencies or currency units for which you may purchase the debt securities and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	the terms and conditions upon which conversion or exchange of the debt securities may be effected, if any, including the initial conversion or exchange price or rate and any adjustments thereto and the period or periods when a conversion or exchange may be effected;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

•	any other terms of the debt securities, including any terms which may be required by or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants

Unless otherwise indicated in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions which may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default

An event of default for any series of senior debt securities is defined under the senior indenture as being:

•	our default in the payment of principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon acceleration, redemption, or otherwise, if that default continues for a period of five days (or such other period as may be specified for such series);

•	our default in the payment of interest on any senior debt securities of such series when due and payable, if that default continues for a period of 60 days (or such other period as may be specified for such series);

•	our default in the performance of or breach of any of our other covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 consecutive days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	there occurs any other event of default provided for in such series of senior debt securities;

•	a court having jurisdiction enters a decree or order for:

•	relief in respect of us in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

•	appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of us or for all or substantially all of our property and assets; or

•	the winding up or liquidation of our affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

•	we:

•	commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law;

•	consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of ours for all or substantially all of our property and assets; or

•	effect any general assignment for the benefit of creditors.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the last two bullet points above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each and every such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest, if any, on such senior debt securities to be immediately due and payable.

If an event of default specified in the last two bullet points above occurs with respect to us and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities of all series then outstanding under the senior indenture (treated as one class) may, by written notice to us and to the trustee, if such notice is given by the holders, declare the entire principal amount of, and accrued interest, if any, on each series of senior debt securities then outstanding to be immediately due and payable.

Upon a declaration of acceleration, the principal amount of and accrued interest, if any, on such senior debt securities shall be immediately due and payable. Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class (or, of all the senior debt securities, as the case may be, voting as a single class). Furthermore, subject to various provisions in the senior indenture, the holders of at least a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “—Modification and Waiver.”

The holders of at least a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability, or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of or interest, if any, on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all conditions and covenants under the senior indenture.

Defeasance and Discharge

Defeasance. The term defeasance means we (and to the extent applicable, the guarantors) are discharged from some or all of our obligations under the senior indenture. If we deposit with the trustee under the senior indenture any combination of money or government securities sufficient to make payments on the senior debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the senior debt securities of that series (“legal defeasance”);

•	we will no longer have any obligation to comply with any specified restrictive covenants with respect to the senior debt securities of that series, the covenant described under “—Consolidation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of senior debt securities is defeased, the holders of the senior debt securities of that series will not be entitled to the benefits of the senior indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the senior debt securities of that series will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the senior debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Satisfaction and Discharge. In addition, unless the terms of any series of senior debt securities provides otherwise, we may discharge our obligations (and to the extent applicable, the obligations of the guarantors) with respect to a series of senior debt securities and the senior indenture with respect to such series of senior debt securities when:

•	we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture;

•	all senior debt securities of such series previously authenticated and delivered with certain exceptions, have been delivered to the trustee for cancellation and we have paid all sums payable by us under the senior indenture; or

•	the senior debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption, and we irrevocably deposit in trust with the trustee, as trust funds solely for the benefit of the holders of the senior debt securities of such series, for that purpose, the entire amount in cash or, in the case of any series of senior debt securities payments on which may only be made in U.S. dollars, U.S. government obligations (maturing as to principal and interest in such amounts and at such times as will insure the availability of sufficient cash), after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee, to pay principal of and interest on the senior debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by us under the senior indenture.

With respect to the first and second bullet points, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee under the senior indenture shall survive. With respect to the third bullet point, certain rights and obligations under the senior indenture (such as our obligation to maintain an office or agency in respect of such senior debt securities, to have moneys held for payment in trust, to register the transfer or exchange of such senior debt securities, to deliver such senior debt securities for replacement or to be canceled, to compensate and indemnify the trustee and to appoint a successor trustee, and our right to recover unclaimed money held by the trustee) shall survive until such senior debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the trustee and our right to recover unclaimed money held by the trustee shall survive.

Modification and Waiver

We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation to us, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

•	to cure any ambiguity, defect, or inconsistency in the senior indenture or in any supplemental indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders of the senior debt securities of any series in any material respect, or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or a prospectus supplement;

•	to comply with the provisions described under “—Certain Covenants—Consolidation, Merger and Sale of Assets”;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•	to make any change that is necessary or desirable provided that such change shall not adversely affect the interests of the holders of the senior debt securities of any series in any material respect;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting as one class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	changes the stated maturity of the principal of, or any installment of interest on, any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the place or currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	changes the provisions for calculating the optional redemption price, including the definitions relating thereto;

•	changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment of any senior debt securities of such series on or after the due date therefor;

•	reduces the above-stated percentage of outstanding senior debt securities of such series the consent of whose holders is necessary to modify or amend or to waive certain provisions of or defaults under the senior indenture;

•	waives a default in the payment of principal of or interest on the senior debt securities;

•	adversely affects the rights of such holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of such holder; or

•	modifies any of the provisions of this paragraph, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification.

It shall not be necessary for the consent of the holders under this section of the senior indenture to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this section of the senior indenture becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. We will mail supplemental indentures to holders upon request. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers or Directors

The senior indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer or director of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee

The senior indenture provides that, except during the continuance of a default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

We and our affiliates may have normal banking relationships with the trustee under the senior indenture in the ordinary course of business.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the maturity date of such senior debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The senior indenture is, and the debt securities will be, governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination, or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities. Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination

The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute Senior Indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF GUARANTEES OF OUR DEBT SECURITIES

Each prospectus supplement will describe any guarantees of debt securities for the benefit of the series of debt securities to which it relates. If so provided in a prospectus supplement, the debt securities will be guaranteed, jointly and severally, by each of the guarantors named in such prospectus supplement on a senior unsecured basis. The obligations of a guarantor under its guarantee will be limited to the extent necessary to prevent the obligations of such guarantor from constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share. Of the 200,000,000 shares of common stock authorized, 87,170,197 were issued as of September 30, 2016, 44,126,432 shares were held in treasury and 8,081,994 shares have been reserved for issuance under our incentive plans and employee stock purchase program. None of the preferred stock was outstanding as of September 30, 2016.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of a contested election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock present in person or represented by proxy, voting together as a single class, except as may be required by law and subject to any voting rights granted to holders of any preferred stock. However, the removal of a director from office, the approval and authorization of specified business combinations and amendments to specified provisions of our certificate of incorporation each require the approval of not less than 80% of the combined voting power of our outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. See “—Certificate of Incorporation and Bylaw Provisions.” The common stock does not have cumulative voting rights.

Subject to the prior rights of the holders of any shares of our preferred stock, the holders of our common stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by our board of directors. On our liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock.

The outstanding shares of our common stock are legally issued, fully paid and nonassessable. The common stock does not have any preemptive, subscription or conversion rights. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, for the series, the designations, powers, preferences and rights of such series, and the qualifications, limitations and restrictions of the series, including:

•	the designation of the series;

•	the consideration for which the shares of any such series are to be issued;

•	the rate or amount per annum, if any, at which holders of the shares of such series shall be entitled to receive dividends, the dates on which such dividends shall be payable, whether the dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall be cumulative;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the amounts payable on and the preferences, if any, of shares of the series in the event of dissolution or upon distribution of our assets;

•	whether the shares of the series will be convertible into or exchangeable for other of our securities, and the price or prices or rate or rates at which conversion or exchange shall be exercised;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the voting rights, if any, of the holders of shares of the series; and

•	such other preferences and rights, privileges and restrictions applicable to any such series as may be permitted by law.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders. Our board of directors, in so acting, could issue preferred stock having terms that could discourage a potential acquiror from making, without first negotiating with our board of directors, an acquisition attempt through which such acquiror may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

Business Combination Statute

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the Delaware General Corporation Law, which restricts specified business combinations between us and an “interested stockholder” or its affiliates or associates for a period of three years following the time that the stockholder becomes an “interested stockholder.” In general, an “interested stockholder” is defined as a stockholder owning 15% or more of our outstanding voting stock. The restrictions do not apply if:

•	prior to an interested stockholder becoming such, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction which resulted in any person becoming an interested stockholder, such interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by employee stock ownership plans and persons who are both directors and officers of Lennox; or

•	at or subsequent to the time an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders, not by written consent, by the affirmative vote of at least 66 2/3 % of the outstanding voting stock not owned by the interested stockholder.

Under some circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203. Our certificate of incorporation does not exclude us from the restrictions imposed under Section 203.

Certificate of Incorporation and Bylaw Provisions

The summary below describes provisions of our certificate of incorporation and bylaws. The provisions of our certificate of incorporation and bylaws discussed below may have the effect, either alone or in combination with the provisions of Section 203 of the Delaware General Corporation Law discussed above, of making more difficult or discouraging a tender offer, proxy contest or other takeover attempt that is opposed by our board of directors but that a stockholder might consider to be in such stockholder’s best interest. Those provisions include:

•	restrictions on the rights of stockholders to remove directors;

•	prohibitions against stockholders calling a special meeting of stockholders or acting by unanimous written consent in lieu of a meeting;

•	requirements for advance notice of actions proposed by stockholders for consideration at meetings of the stockholders; and

•	restrictions on business combination transactions.

Classified Board of Directors; Removal; Number of Directors; Filling Vacancies

Our certificate of incorporation and bylaws provide that our board of directors shall be divided into three classes, designated Class I, Class II and Class III, with the classes to be as nearly equal in number as possible. The term of office of each class shall expire at the third annual meeting of stockholders for the election of directors following the election of such class. Each director is to hold office until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal.

Our bylaws provide that the number of directors will be fixed from time to time by a resolution adopted by our board of directors; provided that the number so fixed shall not be more than 15 nor less than three directors. Our bylaws also provide that any vacancies will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum. Accordingly, absent an amendment to the bylaws, our board of directors could prevent any stockholder from enlarging our board of directors and filling the new directorships with such stockholder’s own nominees. Moreover, our certificate of incorporation and bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of our voting stock at a special meeting of stockholders called expressly for that purpose.

The classification of directors could have the effect of making it more difficult for stockholders to change the composition of our board of directors. At least two annual meetings of stockholders, instead of one, are generally required to effect a change in a majority of our board of directors. Such a delay may help ensure that our directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interest of the stockholders. The classification provisions will apply to every election of directors, however, regardless of whether a change in the composition of our board of directors would be beneficial to us and our stockholders and whether or not a majority of our stockholders believe that such a change would be desirable.

The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders. The classification of our board of directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification provisions may discourage accumulations of large blocks of our stock by purchasers whose objective is to take control of us and remove a majority of our board of directors, the classification of our board of directors could tend to reduce the likelihood of fluctuations in the market price of the common stock that might result from accumulations of large blocks. Accordingly, stockholders could be deprived of opportunities to sell their shares of common stock at a higher market price than might otherwise be the case.

No Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation and bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and stockholder action may not be taken by written consent in lieu of a meeting.

Special meetings of stockholders can be called only by our board of directors by a resolution adopted by a majority of our board of directors, or by the chairman of the board, vice chairman or the president. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting under the notice of meeting given by us.

The provisions of our certificate of incorporation and bylaws prohibiting stockholder action by written consent and permitting special meetings to be called only by the chairman, vice chairman or president, or at the request of a majority of our board or directors, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting. The provisions would also prevent the holders of a majority of our voting stock from unilaterally using the written consent procedure to take stockholder action. Moreover, a stockholder could not force stockholder consideration of a proposal over the opposition of the chairman, vice chairman or president, or a majority of our board of directors, by calling a special meeting of stockholders prior to the time such parties believe such consideration to be appropriate.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or bring other business before an annual meeting of stockholders.

The stockholder notice procedure provides that only persons who are nominated by, or at the direction of, our board of directors, or by a stockholder who has given timely written notice containing specified information to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as our directors. The stockholder notice procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, the chairman of the board of directors, or in the absence of the chairman of the board, the president, or by a stockholder who has given timely written notice containing specified information to our secretary of such stockholder’s intention to bring such business before such meeting. Under the stockholder notice procedure, for notice of stockholder nominations or proposals to be made at an annual meeting to be timely, such notice must be received by us not less than 60 days nor more than 90 days in advance of such meeting. For notice of stockholder nominations or proposals to be made at a special meeting of stockholders to be timely, such notice must be received by us not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. However, in the event that less than 70 days notice or prior public disclosure of the date of the meeting of stockholders is given or made to the stockholders, to be timely, notice of a nomination or proposal delivered by the stockholder must be received by our secretary not later than the close of business on the tenth day following the day on which notice of the date of the meeting of stockholders was mailed or such public disclosure was made to the stockholders. If our board of directors or, alternatively, the presiding officer at a meeting, in the case of a stockholder proposal, or the chairman of the meeting, in the case of a stockholder nomination to our board of directors, determines at or prior to the meeting that business was not brought before the meeting or a person was not nominated in accordance with the stockholder notice procedure, such business will not be conducted at such meeting, or such person will not be eligible for election as a director, as the case may be.

By requiring advance notice of nominations by stockholders, the stockholder notice procedure will afford our board of directors an opportunity to consider the qualifications of the proposed nominees and, to the extent considered necessary or desirable by our board of directors, to inform stockholders about such qualifications. By requiring advance notice of other proposed business, the stockholder notice procedure will also provide a more orderly procedure for conducting annual meetings of stockholders and, to the extent considered necessary or desirable by our board of directors, will provide our board of directors with an opportunity to inform stockholders, prior to such meetings, of any business proposed to be conducted at such meetings, together with any recommendations as to our board of directors’ position regarding action to be taken regarding such business, so that stockholders can better decide whether to attend such a meeting or to grant a proxy regarding the disposition of any such business.

Although our bylaws do not give our board of directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Fair Price Provision

Our certificate of incorporation contains a “fair price” provision that applies to specified business combination transactions involving any person, entity or group that beneficially owns at least 10% of our aggregate voting stock—such person, entity or group is sometimes referred to as a “related person.” This provision requires the affirmative vote of the holders of not less than 80% of our voting stock to approve specified transactions between a related person and us or our subsidiaries, including:

•	any merger, consolidation or share exchange;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of our assets, or the assets of any of our subsidiaries having a fair market value of more than 10% of our total consolidated assets, or assets representing more than 10% of our earning power and our subsidiaries taken as a whole, which is referred to as a “substantial part”;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with us or any of our subsidiaries of all or a substantial part of the assets of a related person;

•	the issuance or transfer of any of our securities or any of our subsidiaries by us or any of our subsidiaries to a related person;

•	any reclassification of securities, recapitalization, or any other transaction involving us or any of our subsidiaries that would have the effect of increasing the voting power of a related person;

•	the adoption of a plan or proposal for our liquidation or dissolution proposed by or on behalf of a related person;

•	the acquisition by or on behalf of a related person of shares constituting a majority of our voting power; and

•	the entering into of any agreement, contract or other arrangement providing for any of the transactions described above.

This voting requirement will not apply to certain transactions, including:

•	any transaction approved by a two-thirds vote of the continuing directors; or

•	any transaction in which:

•	the consideration to be received by the holders of common stock, other than the related person involved in the business combination, is not less in amount than the highest per share price paid by the related person in acquiring any of its holdings of common stock; and

•	if necessary, a proxy statement complying with the requirements of the Securities Exchange Act of 1934 shall have been mailed at least 30 days prior to any vote on such business combination to all of our stockholders for the purpose of soliciting stockholder approval of such business combination.

This provision could have the effect of delaying or preventing a change in control of us in a transaction or series of transactions that did not satisfy the “fair price” criteria.

Liability of Directors; Indemnification

Our certificate of incorporation provides that a director will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of such provision shall not adversely affect any right or protection of a director existing under such provision for any act or omission occurring prior to such amendment or repeal.

Our bylaws provide that each person who at any time serves or served as one of our directors or officers, or any person who, while one of our directors or officers, is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled to indemnification and the advancement of expenses from us, and to the fullest extent, permitted by Section 145 of the Delaware General Corporation Law or any successor statutory provision. We will indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding because he or she is or was one of our directors or officers, or is or was serving at our request as a director or officer of another corporation, partnership or other enterprise. However, as provided in Section 145, this indemnification will only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests.

Amendments

Our certificate of incorporation provides that we reserve the right to amend, alter, change, or repeal any provision contained in our certificate of incorporation, and all rights conferred to stockholders are granted subject to such reservation. The affirmative vote of holders of not less than 80% of our voting stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal specified provisions of our certificate of incorporation, including those provisions discussed in this section. In addition, the 80% vote described in the prior sentence shall not be required for any alteration, amendment, adoption of inconsistent provision or repeal of the “fair price” provision discussed under “—Fair Price Provision” above which is recommended to the stockholders by two-thirds of our continuing directors and such alteration, amendment, adoption of inconsistent provision or repeal shall require the vote, if any, required under the applicable provisions of the Delaware General Corporation Law and our certificate of incorporation. In addition, our certificate of incorporation provides that stockholders may only adopt, amend or repeal our bylaws by the affirmative vote of holders of not less than 80% of our voting stock, voting together as a single class. Our bylaws may be amended by our board of directors.

Rights To Purchase Securities And Other Property

Our certificate of incorporation authorizes our board of directors to create and issue rights, warrants and options entitling the holders of them to purchase from us shares of any class or classes of our capital stock or other securities or property upon such terms and conditions as our board of directors may deem advisable.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “LII.”

Transfer Agent And Registrar

The transfer agent and registrar for the common stock is Computershare Limited.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase any combination of debt securities, common stock, preferred stock, rights or other securities of Lennox or any other entity. Warrants may be issued independently or together with other securities and may be attached to or separate from other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

The prospectus supplement relating to a particular issue of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants offered;

•	the designation and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

DESCRIPTION OF OUR DEPOSITARY SHARES

General

At our option, we may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do elect to offer fractional shares of preferred stock, we will issue to the public receipts for depositary shares and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the forms of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the preferred stock. In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of Lennox, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of the preferred stock.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote the preferred stock in accordance with these instructions. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of preferred stock underlying their depositary shares. Partial shares of preferred stock will not be issued. Holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of the preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of the preferred stock; and

•	all withdrawals of preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock. Neither the depositary nor Lennox will be liable if either the depositary or Lennox is prevented or delayed by law or any circumstance beyond either the depositary or Lennox’s control in performing their respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither the depositary nor Lennox will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished.

We and the depositary may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. As a result, owners will be entitled to take into account for federal income tax purposes and deductions to which they would be entitled if they were holders of such preferred stock. No gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares. The tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged. The holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF OUR UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the offered securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the remarketing firms, agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Each series of offered securities will be a new issue, and other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Jones Day, Dallas, Texas.

EXPERTS

The consolidated financial statements and schedules of Lennox International, Inc. as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. We make available, free of charge through our web site (www.lennoxinternational.com), our annual, quarterly and current reports and amendments to those reports, as soon as reasonably possible after such material is electronically filed with, or furnished to, the SEC. The information on our web site is not a part of, or incorporated by reference into, this prospectus. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information regarding the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, including Lennox, that file electronically with the SEC.

This prospectus, which includes information we have incorporated by reference (see “Incorporation by Reference” below), is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

INCORPORATION BY REFERENCE

We are “incorporating by reference” into this prospectus certain information we file with the SEC. This means we are disclosing important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be a part of this prospectus. Information that we file later with the SEC that is deemed incorporated by reference into this prospectus (but not information deemed to be furnished to and not filed with the SEC) will automatically update and supersede information previously included.

We are incorporating by reference into this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until we sell all of the securities we are offering with this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, including the information specifically incorporated by reference into our Form 10-K from our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April 1, 2016;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on February 10, 2016, May 13, 2016, July 6, 2016, September 2, 2016 and September 19, 2016; and

•	The description of our common stock contained in our Form 8-A dated July 12, 1999.

You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

Investor Relations

Lennox International Inc.

2140 Lake Park Blvd.

Richardson, Texas 75080

(972) 497-5000